Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE

Novelis Reports Third Quarter of Fiscal Year 2013 Results

•	Net Income, Excluding Certain Items, of $8 million

•	Adjusted EBITDA of $185 million

•	Liquidity of $775 million

•	Global Expansions Progressing Well; Commissions Rolling Mill Expansion in Brazil and Fully-Integrated Recycling Center in Korea, Broke Ground in China and Germany

ATLANTA, February 12, 2013– Novelis Inc., the world’s leading producer of aluminum rolled products, today reported net income attributable to its common shareholder of $3 million for the third quarter of fiscal 2013. Excluding tax-effected restructuring in both periods, net income for the third quarter of 2013 was $8 million, compared to a net loss of $11 million for the same period in 2012.
Adjusted EBITDA was $185 million for the third quarter of 2013, compared to $213 million reported for the same period in 2012. This decline was primarily due to the implementation of an Enterprise Resource Planning (ERP) system which resulted in lost shipments, reduced productivity and stabilization costs, and negatively impacted the third quarter of fiscal 2013 by approximately $39 million. In addition, the Company experienced unfavorable pricing dynamics in several regions, higher metal input costs in North America, and incremental project start-up costs associated with its global expansions.
Phil Martens, Novelis President and Chief Executive Officer commented, "The third quarter was challenging as we experienced more production disruptions than expected related to our ERP implementation in North America. These implementation issues are largely behind us and production has returned to near normal levels.”
“This is a heavy investment period for us that is necessary to maintain and grow our leadership position in the industry and allow us to capitalize on the significant growth we see ahead in our key end-markets," said Martens. "While we were disappointed with our results in the third quarter, we are pleased with the strong execution of our strategy. In fact, Brazil is a good example of this, with record shipments and the successful commissioning of our rolling expansion in the region."
Shipments of aluminum rolled products totaled 647 kilotonnes for the third quarter of fiscal 2013, flat compared to shipments of 648 kilotonnes for the same period last year.
Net sales for the third quarter of fiscal 2013 were $2.3 billion, a 6 percent decrease compared to the $2.5 billion reported in the same period a year ago, which included sales from the Company's three foil plants in Europe that were divested. In addition, sales were also impacted by lower conversion premiums as well as lower average aluminum prices when compared to last year.

(in $M)	Q3FY13	Q2FY13
	12/31/2012	9/30/2012
Cash and cash equivalents	$340	$227
Availability under the ABL facility	435	695
Total Liquidity	$775	$922

(in $M)	Q3FY13	Q3FY12
	12/31/2012	12/31/2011
Free Cash Flow	$(309)	$63
CapEx	193	123
Free Cash Flow before CapEx	$(116)	$186

For the third quarter of fiscal 2013, Novelis reported liquidity of $775 million. “Despite our semi-annual bond interest payment and our substantial capital expenditure program, we reported solid liquidity in the quarter,” said Steve Fisher, SVP and Chief Financial Officer of Novelis. Free cash flow was a negative $309 million for the third quarter of 2013, primarily due to capital expenditures of $193 million, a $107 million bond interest payment and negative changes in working capital.

Strategic Expansions & Footprint Optimization
The Company continues to make progress on its strategy. In October, it began the commissioning process at its 265 kilotonne fully-integrated recycling facility in Korea, Asia's largest beverage can recycling center. In November, it broke ground on a 120 kilotonne automotive heat treatment line, the first of its kind in China, and the world's largest 400 kilotonne aluminum recycling and casting center in Germany. In December, it began the commissioning process at its Pinda mill in Brazil, which will add an incremental 220 kilotonnes of capacity once fully operational over the next two to three years, bringing total rolling capacity in South America to approximately 600 kilotonnes.

In addition, in line with the Company's strategy to divest or close non-core or underperforming assets, in January, it announced the closure of a pot line at its Ouro Preto smelter in Brazil as it is no longer competitive to operate.

Business Outlook
Going forward, the Company sees solid demand across its regions and key end-market segments. It expects operating performance to improve, with fourth quarter of fiscal 2013 EBITDA above fourth quarter of fiscal 2012.

Quarterly Report on Form 10-Q
The results described in this press release have been reported in detail on the Company's Form 10-Q on file with the SEC, and investors are directed to that document for a complete explanation of the Company's financial position and results through December 31, 2012. The Novelis Form 10-Q and other SEC filings are available for review on the Company's website at www.novelis.com.

Third Quarter of Fiscal 2013 Earnings Conference Call
Novelis will discuss its third quarter of fiscal 2013 results via a live webcast and conference call for investors at 9:00 a.m. ET on Tuesday, February 12, 2013. Participants may access the webcast at https://cc.callinfo.com/r/1cp05dopcfmnp. To join by telephone, dial toll-free in North America at 800 381 7839, India toll-free at 0008001007108 or the international toll line at +1 212 231 2901. Access information may also be found at www.novelis.com/investors.

About Novelis
Novelis Inc. is the global leader in aluminum rolled products and the world’s largest recycler of aluminum. For fiscal year 2012, the company operated in 11 countries, had more than 11,000 employees and reported revenue of $11.1 billion. Novelis supplies premium aluminum sheet and foil products to automotive, transportation, packaging, construction, industrial, electronics and printing markets throughout North America, Europe, Asia and South America. Novelis is a subsidiary of Hindalco Industries Limited (BSE: HINDALCO), one of Asia's largest integrated producers of aluminum and a leading copper producer.  Hindalco is a flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit www.novelis.com and follow us on Twitter at twitter.com/Novelis.

Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We think that these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Attached to this news release are tables showing the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation to Net Income excluding Certain Items, Reconciliation to Adjusted EBITDA and Free Cash Flow.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions.  An example of forward looking statements in this new release is our expectation that fourth quarter fiscal 2013 EBITDA will exceed fourth quarter fiscal 2012 EBITDA. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements.  We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities, including our internal used beverage cans (UBCs) and smelter hedges; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements; the effect of taxes and changes in tax rates; our indebtedness and our ability to generate cash. The above list of factors is not exhaustive.  Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, are specifically incorporated by reference into this news release.

Media Contact:	Investor Contact:
Charles Belbin	Isabel Janci
+1 404 760 4120	+1 404 760 4164
charles.belbin@novelis.com	isabel.janci@novelis.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In millions)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Net sales	$2,321	$2,462	$7,312	$8,455
Cost of goods sold (exclusive of depreciation and amortization)	2,036	2,224	6,315	7,481
Selling, general and administrative expenses	101	95	305	281
Depreciation and amortization	76	79	218	249
Research and development expenses	11	10	36	34
Interest expense and amortization of debt issuance costs	76	74	223	228
Gain on assets held for sale	—	—	(3)	—
Restructuring charges, net	5	1	26	31
Equity in net loss of non-consolidated affiliates	10	4	15	9
Other income, net	(8)	(4)	(36)	(96)
	2,307	2,483	7,099	8,217
Income (loss) before income taxes	14	(21)	213	238
Income tax provision (benefit)	11	(10)	69	42
Net income (loss)	3	(11)	144	196
Net income attributable to noncontrolling interests	—	1	1	26
Net income (loss) attributable to our common shareholder	$3	$(12)	$143	$170

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)(In millions)

	December 31, 2012	March 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$340	$317
Accounts receivable, net
— third parties (net of allowances of $5 as of December 31, 2012 and March 31, 2012)	1,271	1,331
— related parties	28	36
Inventories	1,222	1,024
Prepaid expenses and other current assets	80	61
Fair value of derivative instruments	59	99
Deferred income tax assets	145	151
Assets held for sale	10	81
Total current assets	3,155	3,100
Property, plant and equipment, net	2,989	2,689
Goodwill	611	611
Intangible assets, net	668	678
Investment in and advances to non–consolidated affiliates	659	683
Fair value of derivative instruments, net of current portion	4	2
Deferred income tax assets	91	74
Other long–term assets
— third parties	176	168
— related parties	14	16
Total assets	$8,367	$8,021
LIABILITIES AND EQUITY
Current liabilities
Current portion of long–term debt	$28	$23
Short–term borrowings	421	18
Accounts payable
— third parties	1,096	1,245
— related parties	45	51
Fair value of derivative instruments	84	95
Accrued expenses and other current liabilities	447	476
Deferred income tax liabilities	30	34
Liabilities held for sale	1	57
Total current liabilities	2,152	1,999
Long–term debt, net of current portion	4,441	4,321
Deferred income tax liabilities	546	581
Accrued postretirement benefits	666	687
Other long–term liabilities	274	310
Total liabilities	8,079	7,898
Commitments and contingencies
Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of December 31, 2012 and March 31, 2012	—	—
Additional paid–in capital	1,654	1,659
Accumulated deficit	(1,236)	(1,379)
Accumulated other comprehensive loss	(160)	(191)
Total equity of our common shareholder	258	89
Noncontrolling interests	30	34
Total equity	288	123
Total liabilities and equity	$8,367	$8,021

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)(In millions)

	Nine Months Ended December 31,
	2012	2011
OPERATING ACTIVITIES
Net income	$144	$196
Adjustments to determine net cash provided by operating activities:
Depreciation and amortization	218	249
(Gain) loss on unrealized derivatives and other realized derivatives in investing activities, net	11	(67)
Gain on assets held for sale	(3)	—
Deferred income taxes	3	11
Write–off and amortization of fair value adjustments, net	18	20
Equity in net loss of non–consolidated affiliates	15	9
(Gain) loss on foreign exchange remeasurement of debt	(5)	16
Loss on sale of assets	1	1
Non-cash impairment charges	3	14
Amortization of debt issuance costs	13	12
Other, net	(5)	(9)
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from acquisitions and divestitures):
Accounts receivable	78	152
Inventories	(193)	193
Accounts payable	(139)	(426)
Other current assets	(23)	(16)
Other current liabilities	(83)	(123)
Other noncurrent assets	(18)	14
Other noncurrent liabilities	(13)	(41)
Net cash provided by operating activities	22	205
INVESTING ACTIVITIES
Capital expenditures	(538)	(297)
Proceeds from sales of assets, third party, net	18	11
Proceeds from sale of assets, related party	2	—
Proceeds from investment in and advances to non–consolidated affiliates, net	1	1
Proceeds (outflow) from related party loans receivable, net	2	(5)
Proceeds from settlement of other undesignated derivative instruments, net	10	95
Net cash used in investing activities	(505)	(195)
FINANCING ACTIVITIES
Proceeds from issuance of debt	296	274
Principal payments	(93)	(16)
Short–term borrowings, net	304	211
Dividends, noncontrolling interest	(2)	(1)
Acquisition of noncontrolling interest in Novelis Korea Ltd.	(9)	(343)
Debt issuance costs	(3)	(2)
Net cash provided by financing activities	493	123
Net increase in cash and cash equivalents	10	133
Effect of exchange rate changes on cash	13	(8)
Cash and cash equivalents — beginning of period	317	311
Cash and cash equivalents — end of period	$340	$436

Reconciliation from Net Income Attributable to our Common Shareholder to Adjusted EBITDA

Novelis is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.

	Three Months Ended		Nine Months Ended
(in millions)	December 31,		December 31,
	2012	2011	2012	2011
Net income (loss) attributable to our common shareholder	$3	$(12)	$143	$170
Noncontrolling interests	—	(1)	(1)	(26)
Income tax (provision) benefit	(11)	10	(69)	(42)
Interest, net	(74)	(71)	(219)	(217)
Depreciation and amortization	(76)	(79)	(218)	(249)
EBITDA	164	129	650	704

Unrealized gain (loss) on derivatives	4	(63)	(7)	(38)
Realized gain (loss) on derivative instruments not included in segment income	—	(3)	2	(1)
Proportional consolidation	(11)	(9)	(31)	(34)
Gain on assets held for sale	—	—	3	—
Restructuring charges, net	(5)	(1)	(26)	(31)
Other income, net	(9)	(8)	(12)	(12)
Adjusted EBITDA	$185	$213	$721	$820

The following table shows the negative “Free cash flow” for the nine months ended December 31, 2012 and 2011 and the ending balances of cash and cash equivalents (in millions).

	Nine Months Ended December 31,
	2012	2011
Net cash provided by operating activities	$22	$205
Net cash used in investing activities	(505)	(195)
Less: Proceeds from sales of assets	(20)	(11)
Free cash flow	$(503)	$(1)
Ending cash and cash equivalents	$340	$436

The following table shows Net Income (loss) attributable to our common shareholder excluding Certain Items for the three months ended December 31, 2012 and 2011 (in millions).

	Three Months Ended December 31,
	2012	2011

Net Income (loss)	$3	$(12)
Certain Items:
Restructuring charges	5	1
Tax effect on Certain Items	0	0
Net Income (loss), excluding Certain Items	$8	$(11)